Exhibit 99.1

Contacts:

Michael Earley	Al Palombo
Metropolitan Health Networks	Cameron Associates
Chief Executive Officer	Investor Relations
(561) 805-8500	(212) 554-5488
mearley@metcare.com	al@cameronassoc.com

METROPOLITAN HEALTH NETWORKS REPORTS 2008 FIRST QUARTER RESULTS

HMO Revenue Increases 66% Over Same Quarter Last Year as Membership and Improving MER Performance Narrow Segment Loss - PSN Business Delivers Lower Profitability Resulting From Increased Medical Expense Ratio

WEST PALM BEACH, FL, MAY 6, 2008 - Metropolitan Health Networks, Inc. (AMEX: MDF), a leading provider of healthcare services in Florida, today announced their financial results for the quarter ended March 31, 2008.

The company recognized revenue of $76 million in the first quarter of 2008 compared to $68.1 million in the 2007 period, an increase of approximately 11.6%. Net loss for the 2008 quarter was $338,000 or $(0.01) per share as compared to net income of $228,000 or $0.00 for the 2007 quarter.

The quarterly results include a segment profit before allocated overhead and income taxes for the company’s core PSN business segment of $4.7 million compared to $6.5 million in the prior year’s first quarter. The segment loss before allocated overhead and income taxes for the company’s Medicare Advantage HMO, launched mid-year 2005, was $2.7 million for the first quarter of 2008 compared to a loss of $3.9 million for the first quarter of 2007. First quarter 2008 corporate overhead totaled $2.6 million compared to $2.3 million for the first quarter of 2007.

Since March 2007, the number of Medicare Advantage customers cared for by Metropolitan has increased by 2,700, to 33,000 customers as of March 31, 2008. The company’s core PSN business had 25,800 customers and the HMO had 7,200. Member months, the combined total membership for each month of the measurement period, increased to 98,600 in the first quarter of 2008, up from 90,200 in the 2007 period. The HMO’s membership increased to approximately 7,400 at April 1, 2008.

The company’s overall medical expense ratio (“MER”) increased to 90.0% in the first quarter of 2008 from 88.4% for the first quarter of 2007. The MER for the PSN business segment was 89.8% in the 2008 first quarter compared to 86.9% for the first quarter in 2007. The HMO’s MER improved to 90.5% in the 2008 first quarter compared to 95.9% for the first quarter of 2007.

Cash and equivalents at March 31, 2008 totaled $40.7 million as compared to $38.7 million at December 31, 2007. Included in cash and cash equivalents is $15.0 million at March 31, 2008 and $13.0 million at December 31, 2007 that is statutorily restricted for use solely by the HMO. The company had a working capital surplus of approximately $29.3 million at quarter end, compared to a surplus of approximately $29.2 million as of December 31, 2007. The company has no outstanding debt and stockholder equity totaled $38.3 million at March 31, 2008.

Michael Earley, Chairman and Chief Executive Officer of Metropolitan Health Networks, Inc., commented, “The 2008 first quarter presented mixed results driven in large part by an increased MER in the PSN. The first quarter of the year is often challenging from a medical expense standpoint. This quarter the PSN business saw only modest revenue growth while its MER increased to almost 90%. Medical expense was impacted by increased hospital admissions and higher than normal catastrophic cases. We expect the medical expense performance to improve in this segment as we move into the year. On the positive side, our HMO saw continuing growth in membership and, more importantly, continued improvement in its medical expense performance. Our ongoing efforts to improve utilization and lower costs have yielded a 30% decrease in this segment’s losses over the same quarter last year. It is important to note that the HMO’s results included $1.4 million of marketing and sales expenses related to the open enrollment period that ended March 31, 2008. This spending will decrease considerably during the second and third quarters of the year. Lastly, the quarterly results were also impacted by a decline in our investment earnings resulting from general turmoil in the financial markets.”

Earley continued, “We enjoyed a strong fourth quarter and good 2007, but as today’s reported results indicate, we are subject to certain levels of seasonality in our business. Regardless, we continue to challenge our operations and our operating costs throughout our organization.”

Conference Call Information:

Metropolitan Health Networks will hold a conference call to review its first quarter 2008 results on Tuesday, May 6, 2008 at 11:00 a.m. Eastern. The call will be hosted by Michael Earley, Chairman and Chief Executive Officer. Interested parties may access the conference call by dialing the following numbers: (888) 680-0879 (domestic) or 617-213-4856 (international), pass code # 95365805. The call will also be available via web cast at www.metcare.com, http://www.streetevents.com, http://www.fulldisclosure.com.

Participants may pre-register for the call at
https://www.theconferencingservice.com/prereg/key.process?key=PKLJRRBWB. Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.

If you are unable to participate, an audio replay of the call will be available beginning two hours after the call and will be available until 11:59 p.m. on May 13, 2008, by dialing (888) 286-8010 (domestic) or (617) 801-6888 (international) using confirmation pass code 88405795. The call will also be archived on our website.

About Metropolitan Health Networks, Inc.:

Metropolitan is a growing healthcare organization in Florida that provides comprehensive healthcare services for Medicare Advantage members and other patients in South and Central Florida. To learn more about Metropolitan Health Networks, Inc. please visit its website at www.metcare.com.

Forward Looking Statements:

Except for historical matters contained herein, statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Without limiting the generality of the foregoing, words such as “may”, “will”, “to”, “plan”, “expect”, “believe”, “anticipate”, “intend”, “could”, “would”, “estimate”, or “continue” or the negative other variations thereof or comparable terminology are intended to identify forward-looking statements.

Investors and others are cautioned that a variety of factors, including certain risks, may affect our business and cause actual results to differ materially from those set forth in the forward-looking statements. These risk factors include, without limitation, (i) our failure to accurately estimate incurred but not reported medical benefits expense; (ii) pricing pressures exerted on us by managed care organizations and the level of payments we receive under governmental programs or from other payors; (iii) future legislation and changes in governmental regulations; (iv) the impact of Medicare Risk Adjustments on payments we receive for our managed care operations; (v) a loss of any of our significant contracts or our ability to increase the number of Medicare eligible patient lives we manage under these contracts; (vi) our ability to successfully operate a healthcare maintenance organization otherwise known as an HMO; and our ability to continuously increase enrollment and effectively manage expenses in our HMO. The company is also subject to the risks and uncertainties described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2007, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, which report is anticipated to be filed shortly.

Financial Tables to Follow

METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS	March 31, 2008
	(unaudited)	December 31, 2007
CURRENT ASSETS
Cash and equivalents, including $15.0 million in 2008 and $13.0 million in 2007 statutorily limited to use by the HMO	$40,669,125	$38,682,186
Accounts receivable, net	439,117	1,563,370
Inventory	229,173	196,154
Prepaid expenses	850,161	739,307
Deferred income taxes	2,917,755	2,905,755
Other current assets	1,046,951	676,980
TOTAL CURRENT ASSETS	46,152,282	44,763,752

PROPERTY AND EQUIPMENT, net	2,033,107	2,181,119
INVESTMENT	688,997	688,997
GOODWILL, net	2,587,332	2,585,857
DEFERRED INCOME TAXES	1,606,932	1,403,082
OTHER INTANGIBLE ASSETS, net	1,478,079	1,588,498
OTHER ASSETS	597,514	599,742
TOTAL ASSETS	$55,144,243	$53,811,047

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$1,275,804	$1,461,668
Estimated medical claims payable	7,286,770	7,016,632
Due to CMS	2,802,044	2,695,087
Accrued payroll and payroll taxes	1,670,543	2,546,295
Due to Humana	2,098,098	753,466
Accrued expenses	1,686,028	1,071,920
TOTAL CURRENT LIABILITIES	16,819,287	15,545,068

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock, par value $.001 per share; stated value $100 per share;
10,000,000 shares authorized; 5,000 issued and outstanding, with a
liquidation preference of $529,167 and $516,667 in 2008 and 2007, respectively	500,000	500,000
Common stock, par value $.001 per share; 80,000,000 shares authorized;
51,845,932 and 51,556,732 issued and outstanding at March 31, 2008 and December 31, 2007, respectively	51,846	51,557
Additional paid-in capital	43,708,330	43,311,741
Accumulated deficit	(5,935,220)	(5,597,319)
TOTAL STOCKHOLDERS' EQUITY	38,324,956	38,265,979
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$55,144,243	$53,811,047

METROPOLITAN HEALTH NETWORKS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2008	2007
	(unaudited)	(unaudited)
REVENUE	$76,014,498	$68,101,456

MEDICAL EXPENSE
Medical claims expense	65,237,005	57,493,273
Medical center costs	3,151,534	2,691,072
Total Medical Expense	68,388,539	60,184,345
GROSS PROFIT	7,625,959	7,917,111

OPERATING EXPENSES
Payroll, payroll taxes and benefits	3,752,437	3,326,970
Marketing and advertising	1,368,103	1,609,269
General and administrative	3,131,096	2,991,378
Total Operating Expenses	8,251,636	7,927,617
OPERATING (LOSS)	(625,677)	(10,506)

OTHER INCOME:
Investment income	81,067	381,230
Other income	2,859	2,548
Total Other Income	83,926	383,778

(LOSS) INCOME BEFORE INCOME TAXES	(541,751)	373,272
INCOME TAX (BENEFIT) EXPENSE	(203,850)	145,000
NET (LOSS) INCOME	$(337,901)	$228,272

NET (LOSS) EARNINGS PER COMMON SHARE:
Basic	$(0.01)	$-
Diluted	$(0.01)	$-